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                                                                      EXHIBIT 21


                             LIST OF SUBSIDIARIES OF
                     SMITHKLINE BEECHAM HOLDINGS CORPORATION

NAME                                                                               JURISDICTION OF ORGANIZATION
SmithKline Beecham Holdings Corporation                                            Delaware
     Penn Chemicals Ltd.                                                           Ireland
     SmithKline Beecham Consumer Healthcare K.K.                                   Japan
     SmithKline Beecham Animal Health Inc.                                         Canada
     Franklin Chemicals Ltd.                                                       Bahamas
           SmithKline Beecham Seiyaku K.K.                                         Japan
     Smith Kline & French of Pakistan Ltd.                                         Pakistan
     SmithKline Beecham Holdings Capital Inc.                                      Delaware
     Smith Kline & French B.V.                                                     Netherlands
           SmithKline Beecham Venezuela C.A.                                       Venezuela
           SmithKline Beecham Consumer Healthcare Pte. Ltd                         Singapore
           SmithKline Beecham AG                                                   Switzerland
           SmithKline Beecham Markenartikel AG                                     Switzerland
           S.R. One International B.V.                                             Netherlands
           Beecham Pharmaceuticals (Pte) Limited                                   Singapore
           SmithKline Beecham Markenartikel G.m.b.H.                               Austria
                  Medisana Pharmazeutisch Drogen-Handel Ges.m.b.H.                 Austria
                  SmithKline Beecham Markenartikel G.m.b.H. & Co.                  Austria
           SmithKline Beecham Manufacturing Ltd.                                   Ireland
           SmithKline Beecham (Ireland) Ltd.                                       Ireland
                  SmithKline Beecham Pharmaceuticals Ltd.                          Ireland
                  SmithKline Beecham Consumer Brands Ltd.                          Ireland
                         Beecham Products (Ireland) Ltd.                           Ireland
           SmithKline Beecham Laboratories Pharmaceutiques SA                      France
                  Groupement de Production Pharmaceutique                          France
                         Laboratoires Pharmaceutique Algeriens                     Algeria
           Beecham Portuguesa Produtos Farmaceuticos E Quimicos Ltda.              Portugal
                  Instituto Luso-Farmaco S.A.                                      Portugal
                         Paola Cocco Lda.                                          Portugal
           Fournex S.A.                                                            Belgium
                  SmithKline Beecham Pharma G.m.b.H.                               Austria
           SmithKline Beecham Laboratorios Ltda.                                   Brazil
                  The Syndey Ross Co. Farmaceutica Ltda.                           Brazil
                  White Industria e Comercio Ltda.                                 Brazil
                  Publimark Publicidade e Marketing Ltda.                          Brazil
                  PCL Produtos Cosmeticos Ltda.                                    Brazil
     SmithKline Beecham Animal Health Ltd.                                         Ireland
           Bridge Pharmaceuticals Ireland Limited                                  Ireland
     Compagnie Industrielle de Specialites S.A.                                    France
           SmithKline Beecham Pharmacie Sante S.A.                                 France
     SmithKline Beecham Holdings S.A.                                              Switzerland
     Walnut Insurance Company Ltd.                                                 Bermuda
     SBCL Holdings, Ltd.                                                           Canada
     Smith Kline & French (Far East) Co.                                           Delaware
           Valmont Ltd.                                                            Thailand
           Smith Kline & French (Thailand) Ltd.                                    Thailand
     Sterling Drug International, Inc.                                             Arkansas
     SmithKline Beecham (UK) Ltd                                                   England


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